AMENDED BYLAWS
                                       OF
                                  MASTEC, INC.

                           Amended as of May 14, 1998


                                    ARTICLE I

                                  Shareholders


                  Section  1.  Annual   Meeting.   The  annual  meeting  of  the
shareholders of the Corporation shall be held, either within or without the State of Florida on the third Monday in May of each year, or on such other date as the Board of Directors may determine, and at such place and at such time as the Board of Directors may determine and designate in the notice of the meeting
 . The annual meeting of shareholders shall be held for the election of directors of the Corporation and for any other proper business as may properly come before the meeting.

                  Section 2. Special Meeting. Special meetings of the shareholders may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least twenty-five per cent (25%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, at such times and at such place either within or without the State of Florida as may be designated in the notice of the meeting. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 3. Notice of Meetings. Except as may be provided by statute, written notice of an annual or special meeting of shareholders stating the time, place, date and purpose of every meeting of shareholders shall be delivered personally or by first-class mail not less than ten days nor more than sixty days previous thereto to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation with postage thereon prepaid or at such other address as shall be furnished in writing by him/her to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these Bylaws. Attendance of a person at a meeting of shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

                  Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote thereat, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation, constitute a quorum at all meetings of the shareholders. All shareholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be initially present at any meeting of shareholders, a majority of the shareholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Once a share is represented for any purpose at a meeting, it is deemed presented for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  Section 5. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, or if he/she is not present, by the President, or if he/she is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his/her absence an Assistant Secretary, shall act as Secretary of the meeting, if present.

                  Section 6. Voting. At each meeting of shareholders, except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote in person or by proxy for each share of stock having voting power held by such shareholder. Except as otherwise expressly required by the Articles of Incorporation, elections of directors shall be determined by a plurality of the votes cast thereat and, except as otherwise provided by statute or the Articles of Incorporation, all other action shall be authorized if the votes cast favoring the action exceed the votes cast against the action. Each proxy to vote shall be in writing and signed by the shareholder or by his/her duly authorized agent or representative. A proxy is not valid after the expiration of 11 months after its date unless the person executing it specifies therein the length of time for which it is to continue in force. Unless prohibited by law, a proxy otherwise validly granted by telegram shall be deemed to have been signed by the granting shareholder. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

                  At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the shareholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the shareholders for their consideration at a meeting, any shareholder entitled to vote may, on any question, demand a vote by ballot.

                  A complete list of the shareholders entitled to vote at each such meeting or any adjournment thereof, arranged in alphabetical order and voting group, with the address of each, and the number, class and series of shares registered in the name of each shareholder, shall be prepared by the Secretary and shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the office of the Corporation's transfer agent or registrar. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

                  Section 7. Inspectors of Election. The Board of Directors in advance of any meeting of shareholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of the meeting may, and on the request of any shareholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his/her duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his/her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                  Section 8. Action by Consent. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is of a type for which dissenters' rights are provided for by statute, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting shareholders.

                                   ARTICLE II
                                    DIRECTORS

                  Section 1. Number, Quorum, Term, Vacancies, Removal. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors of the Corporation shall consist of five persons. The number of directors may be changed by a resolution passed by a majority of the whole Board or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote. The directors shall be elected at the annual meeting of the shareholders, except as provided in this Section of this Article, and each director elected shall hold office until his/her successor is duly elected and qualified or until his/her death, resignation or removal. Directors need not be shareholders or officers of the Corporation.

                  A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business. At all meetings of a committee of the Board a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If at any meeting of the Board or a committee, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

                  The Board of Directors shall be divided into three classes which shall be denominated Class I, Class II and Class III, respectively, and whose members shall be as nearly equal in number as may be possible, to serve for the following terms and until their successors shall have been elected and shall have been qualified and unless sooner displaced or removed: Class I, comprised of two directors and to serve until the Annual Meeting of the Corporation's Shareholders in 1999; Class II to be comprised of one director and to serve until the Annual Meeting of the Corporation's Shareholders in 2000; and Class III, comprised of two directors to serve until the Annual Meeting of the Corporation's Shareholders in 2001. Thereafter, at each subsequent Annual Meeting of Shareholders the successors to the Class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting.

                  Notwithstanding the foregoing, whenever the holders of any series of Preferred Stock shall be entitled, voting separately as a Class, to elect directors, the terms of all directors elected by such holders shall expire at the next succeeding Annual Meeting of Shareholders.

                  Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, an increase in the number of directors or otherwise, it shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or by the shareholders (except as otherwise provided by law or the Articles of Incorporation), and the person so chosen shall hold office until the next annual election and until his/her successor is duly elected and has qualified or until his/her death, resignation or removal.

                  At a meeting of shareholders, any director or the entire Board of Directors may be removed, solely with cause and provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him/her constitutes at least a majority of the voting power of all of the shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. "Cause" shall mean the failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct injurious to the Corporation.

                  Section 2. Meetings, Notice. Regular or special meetings of the Board of Directors shall be held at such place either within or without the State of Florida, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and, unless the Articles of Incorporation provide otherwise, regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting. Special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. The notice need not specify the business to be transacted or the purpose of the special meetings. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                  Section 3. Committees. The Board of Directors may, in its discretion, by resolution adopted by a majority of the whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them; provided, however, such a committee shall not have the power or authority to:

         (A) approve or recommend to shareholders actions or proposals required by statute to be approved by the shareholders,
         (B)  fill vacancies on the Board of Directors or any committee thereof,
         (C)  adopt, amend or repeal the Bylaws of the Corporation,
         (D) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or
         (E) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

                  A majority of any such committee may determine its action, keep regular minutes of its meetings and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

                  Section 4. Action by Consent. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to or after such action, a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the board or committee. Such consents shall have the same effect as a vote of the Board or committee for all purposes.

                  Section 5. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

                  Section 6. Resignation. A director may resign by written notice to the Corporation. The resignation is effective upon its delivery to the Corporation or a subsequent time as set forth in the notice of resignation.

                                   ARTICLE III
                                    OFFICERS

                  Section 1. Title and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

                  Section 2. Terms of Office. The officers shall hold office until their successors are chosen and qualify.

                  Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

                  Section 4. Resignations. Any officer may resign at any time by giving written notice to the Corporation. Such resignation shall take effect upon its delivery to the Corporation or at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                  Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders, and he/she shall have and perform such other duties as from time to time may be assigned to him/her by the Board of Directors.

                  Section 7. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the shareholders. He/She shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; he/she shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and he/she shall see that all orders and resolutions of the Board of Directors are carried into effect. He/She shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him/her by the Board of Directors.

                  Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.

                  Section 9. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. He/She shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

                  Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He/She shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation.

                  Section 11 . Duties of Officers May be Delegated; Customary Duties. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director. To the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors or by the President (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to this Corporation.

                                   ARTICLE IV
                                INDEMNIFICATION

                  Section 1. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the (Corpor-ation), by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred by him/her in connection with such proceeding, including any appeal thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his/her conduct was unlawful.

                  Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him/her in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Section 3. Successful Defense. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses actually and reasonably incurred by him/her in connection therewith.

                  Section 4. Specific  Authorization.  Any indemnification under
Section 1 or Section 2 of this Article (unless pursuant to a determination by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (2) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (3) by independent legal counsel selected by the Board of Directors prescribed in paragraph (1) of this Section or the committee prescribed in paragraph (2) of this Section or, if a quorum of the directors cannot be obtained for paragraph 1 and the committee cannot be designated under paragraph 2, selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or (4) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                  Section 5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he/she is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

                  Section 6. Right of Indemnity Not Exclusive. The indemnification and advancement or expenses provided by this Article shall not be deemed exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified.

                  Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article, or Section 607.0850 of the Florida Business Corporation Act.

                  Section 8. Invalidity of Any Provisions of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

                                    ARTICLE V
                                  CAPITAL STOCK

                  Section 1. Certificates. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures' shall have been used thereon had not ceased to be such officer or officers.

                  Section 2. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his/her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

                  Section 3. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend or to receive any distribution or allotment of such rights, or otherwise, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such distribution or allotment or rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

                  Section 4. Lost Certificates. In the event that any certificates of stock are lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                                   ARTICLE VI
                               CHECKS, NOTES, ETC.

                  Section 1. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors,

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

                  Section 1. Offices. The registered office of the Corporation shall be located at the office of Corporation Services Company, in the City of Tallahassee, in the State of Florida and said corporation shall be the registered agent of this Corporation in charge thereof. The Corporation may have other offices either within or without the State of Florida at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

                  Section 2. Fiscal Year. The fiscal and operating year of the Corporation shall commence on January 1 and end on December 31 in each year.

                  Section 3. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors. Except as otherwise provided by law, the failure to affix the seal of the Corporation to the document shall not affect the validity thereof.

                  Section 4. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Florida, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book, containing the names and addresses of the shareholders, the number, class and series of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

                  Section 5 . Governing Documents. These Bylaws shall govern the internal affairs of the Corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

                                  ARTICLE VIII
                                   AMENDMENTS

                  Section 1. Amendments. The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of at least a majority of the members of the Board of Directors then in office or by the affirmative vote of the holders of at least a majority of the voting power of all shares of stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class; provided, however, that any proposal to amend, alter, change or repeal the provisions of Section 1 of
Article II of the Bylaws of the Corporation shall require the affirmative vote of the holders of at least 80% of the voting power of all the shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.